                                                                     EXHIBIT T3C

                          DADE BEHRING INC., as Issuer

               THE GUARANTORS (as defined herein), as Guarantors,

                                       And

                            BNY MIDWEST TRUST COMPANY

                               ------------------

                                    INDENTURE

                              Dated as of [*], 2002

                               ------------------

                                 $[315,312,533]

                    *%(1) Senior Subordinated Notes due 2010

----------
(1)   DB to advise as to Interest Rate

                              CROSS-REFERENCE TABLE

   TIA                                                                           INDENTURE
 SECTION                                                                          SECTION
---------                                                                       -----------
310(a)(1)  ..................................................................... 7.10
   (a)(2)  ..................................................................... 7.10
   (a)(3)  ..................................................................... N.A.
   (a)(4)  ..................................................................... N.A.
   (a)(5)  ..................................................................... 7.08; 7.10
      (b)  ..................................................................... 7.08; 7.10;
                                                                                 13.02

      (c)  ..................................................................... N.A.
   311(a)  ..................................................................... 7.11
      (b)  ..................................................................... 7.11
      (c)  ..................................................................... N.A.
   312(a)  ..................................................................... 2.05
      (b)  ..................................................................... 13.03
      (c)  ..................................................................... 13.03
   313(a)  ..................................................................... 7.06
      (b)  (1).................................................................. N.A.
      (b)  (2).................................................................. 7.06
      (c)  ..................................................................... 7.06; 13.02
      (d)  ..................................................................... 7.06
   314(a)  ..................................................................... 4.07; 4.08;
                                                                                 13.02
      (b)  ..................................................................... N.A.
      (c)  (1).................................................................. 13.04
      (c)  (2).................................................................. 13.04
      (c)  (3).................................................................. N.A.
      (d)  ..................................................................... N.A.
      (e)  ..................................................................... 13.05
      (f)  ..................................................................... N.A.
   315(a)  ..................................................................... 7.01(b)
      (b)  ..................................................................... 7.05; 13.02
      (c)  ..................................................................... 7.01(a)
      (d)  ..................................................................... 7.01(c)
      (e)  ..................................................................... 6.11
   316(a)  (last sentence)...................................................... 2.09
      (a)  (1)(A)............................................................... 6.05
      (a)  (1)(B)............................................................... 6.04
      (a)  (2).................................................................. N.A.
      (b)  ..................................................................... 6.07
      (c)  ..................................................................... 9.05
   317(a)  (1).................................................................. 6.08

   TIA                                                                           INDENTURE
 SECTION                                                                          SECTION
---------                                                                       -----------
      (a)  (2).................................................................. 6.09
      (b)  ..................................................................... 2.04
   318(a)  ..................................................................... 13.01
      (c)  ..................................................................... 13.01

----------
N.A.   means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
                                              ARTICLE ONE
                              DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   DEFINITIONS..........................................................................2
SECTION 1.02.   INCORPORATION BY REFERENCE OF TIA...................................................24
SECTION 1.03.   RULES OF CONSTRUCTION...............................................................24

                                              ARTICLE TWO
                                               THE NOTES

SECTION 2.01.   FORM AND DATING.....................................................................24
SECTION 2.02.   EXECUTION AND AUTHENTICATION; AGGREGATE PRINCIPAL AMOUNT............................25
SECTION 2.03.   REGISTRAR, PAYING AGENT AND DEPOSITORY..............................................26
SECTION 2.04.   PAYING AGENT TO HOLD ASSETS IN TRUST................................................26
SECTION 2.05.   NOTEHOLDER LISTS....................................................................27
SECTION 2.06.   TRANSFER AND EXCHANGE...............................................................27
SECTION 2.07.   REPLACEMENT NOTES...................................................................28
SECTION 2.08.   OUTSTANDING NOTES...................................................................28
SECTION 2.09.   TREASURY NOTES......................................................................28
SECTION 2.10.   TEMPORARY NOTES.....................................................................28
SECTION 2.11.   CANCELLATION........................................................................29
SECTION 2.12.   DEFAULTED INTEREST..................................................................29
SECTION 2.13.   CUSIP NUMBER........................................................................29
SECTION 2.14.   DEPOSIT OF MONEYS...................................................................29
SECTION 2.15.   GLOBAL NOTE LEGEND..................................................................30
SECTION 2.16.   BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY...........................................30

                                             ARTICLE THREE
                                              REDEMPTION

SECTION 3.01.   NOTICES TO TRUSTEE..................................................................31
SECTION 3.02.   SELECTION OF NOTES TO BE REDEEMED...................................................32
SECTION 3.03.   NOTICE OF REDEMPTION................................................................32
SECTION 3.04.   EFFECT OF NOTICE OF REDEMPTION......................................................33
SECTION 3.05.   DEPOSIT OF REDEMPTION PRICE.........................................................33
SECTION 3.06.   NOTES REDEEMED IN PART..............................................................33

                                             ARTICLE FOUR
                                               COVENANTS

SECTION 4.01.   PAYMENT OF NOTES....................................................................34
SECTION 4.02.   MAINTENANCE OF OFFICE OR AGENCY.....................................................34
SECTION 4.03.   CORPORATE EXISTENCE.................................................................34
SECTION 4.04.   PAYMENT OF TAXES AND OTHER CLAIMS...................................................35

                                                                                                   Page
                                                                                                   ----
SECTION 4.05.   MAINTENANCE OF PROPERTIES AND INSURANCE.............................................35
SECTION 4.06.   COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT...........................................35
SECTION 4.07.   COMPLIANCE WITH LAWS................................................................36
SECTION 4.08.   SEC REPORTS.........................................................................36
SECTION 4.09.   WAIVER OF STAY, EXTENSION OR USURY LAWS.............................................37
SECTION 4.10.   LIMITATION ON RESTRICTED PAYMENTS...................................................37
SECTION 4.11.   LIMITATION ON TRANSACTIONS WITH AFFILIATES..........................................39
SECTION 4.12.   LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.................................41
SECTION 4.13.   LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES........42
SECTION 4.14.   PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT AND GUARANTOR SENIOR
                  SUBORDINATED  INDEBTEDNESS........................................................43
SECTION 4.15.   CHANGE OF CONTROL...................................................................43
SECTION 4.16.   LIMITATION ON ASSET SALES...........................................................45
SECTION 4.17.   LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES.......................................48
SECTION 4.18.   LIMITATION ON LIENS.................................................................48
SECTION 4.19.   FUTURE GUARANTORS...................................................................49
SECTION 4.20.   LIMITATION OF GUARANTEES BY SUBSIDIARIES............................................49
SECTION 4.21.   CONDUCT OF BUSINESS.................................................................49
[SECTION 4.22.   Payments for Consent...............................................................50

                                             ARTICLE FIVE
                                         SUCCESSOR CORPORATION

SECTION 5.01.   MERGER, CONSOLIDATION AND SALE OF ASSETS............................................50
SECTION 5.02.   SUCCESSOR CORPORATION AND GUARANTORS SUBSTITUTED....................................51

                                              ARTICLE SIX
                                         DEFAULT AND REMEDIES

SECTION 6.01.   EVENTS OF DEFAULT...................................................................52
SECTION 6.02.   ACCELERATION........................................................................53
SECTION 6.03.   OTHER REMEDIES......................................................................54
SECTION 6.04.   WAIVER OF PAST DEFAULTS.............................................................54
SECTION 6.05.   CONTROL BY MAJORITY.................................................................54
SECTION 6.06.   LIMITATION ON SUITS.................................................................54
SECTION 6.07.   RIGHTS OF HOLDERS TO RECEIVE PAYMENT................................................55
SECTION 6.08.   COLLECTION SUIT BY TRUSTEE..........................................................55
SECTION 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM....................................................55
SECTION 6.10.   PRIORITIES..........................................................................56
SECTION 6.11.   UNDERTAKING FOR COSTS...............................................................56
SECTION 6.12.   WAIVER OF STAY OR EXTENSION LAWS....................................................56

                                             ARTICLE SEVEN
                                                TRUSTEE

SECTION 7.01.   DUTIES OF TRUSTEE...................................................................57

                                                                                                   Page
                                                                                                   ----
SECTION 7.02.   RIGHTS OF TRUSTEE...................................................................58
SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE........................................................59
SECTION 7.04.   TRUSTEE'S DISCLAIMER................................................................59
SECTION 7.05.   NOTICE OF DEFAULT...................................................................59
SECTION 7.06.   REPORTS BY TRUSTEE TO HOLDERS.......................................................60
SECTION 7.07.   COMPENSATION AND INDEMNITY..........................................................60
SECTION 7.08.   REPLACEMENT OF TRUSTEE..............................................................61
SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC....................................................62
SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION.......................................................62
SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY...................................62

                                             ARTICLE EIGHT
                                  DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.   TERMINATION OF THE COMPANY'S OBLIGATIONS............................................62
SECTION 8.02.   LEGAL DEFEASANCE AND COVENANT DEFEASANCE............................................63
SECTION 8.03.   CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE...............................65
SECTION 8.04.   APPLICATION OF TRUST MONEY..........................................................66
SECTION 8.05.   REPAYMENT TO THE COMPANY............................................................66
SECTION 8.06.   REINSTATEMENT.......................................................................67

                                             ARTICLE NINE
                                  AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.   WITHOUT CONSENT OF HOLDERS..........................................................67
SECTION 9.02.   WITH CONSENT OF HOLDERS.............................................................68
SECTION 9.03.   EFFECT ON SENIOR DEBT AND GUARANTOR SENIOR DEBT.....................................69
SECTION 9.04.   COMPLIANCE WITH TIA.................................................................69
SECTION 9.05.   REVOCATION AND EFFECT OF CONSENTS...................................................69
SECTION 9.06.   NOTATION ON OR EXCHANGE OF NOTES....................................................70
SECTION 9.07.   TRUSTEE TO SIGN AMENDMENTS, ETC.....................................................70

                                              ARTICLE TEN
                                             SUBORDINATION

SECTION 10.01.  NOTES SUBORDINATED TO SENIOR DEBT...................................................70
SECTION 10.02.  NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES........................................71
SECTION 10.03.  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC......................................72
SECTION 10.04.  PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION...........................................73
SECTION 10.05.  SUBROGATION.........................................................................74
SECTION 10.06.  OBLIGATIONS OF THE COMPANY UNCONDITIONAL............................................74
SECTION 10.07.  NOTICE TO TRUSTEE...................................................................74
SECTION 10.08.  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT......................75
SECTION 10.09.  TRUSTEE'S RELATION TO SENIOR DEBT...................................................75
SECTION 10.10.  SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS
                  OF SENIOR DEBT....................................................................75

                                                                                                   Page
                                                                                                   ----
SECTION 10.11.  NOTEHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF NOTES..................76
SECTION 10.12.  THIS ARTICLE TEN NOT TO PREVENT EVENTS OF DEFAULT...................................76
SECTION 10.13.  TRUSTEE'S COMPENSATION NOT PREJUDICED...............................................77

                                           ARTICLE ELEVEN
                                             GUARANTEES

SECTION 11.01.  GUARANTEES..........................................................................77
SECTION 11.02.  LIMITATION ON LIABILITY.............................................................79
SECTION 11.03.  SUCCESSORS AND ASSIGNS..............................................................80
SECTION 11.04.  NO WAIVER...........................................................................80
SECTION 11.05.  MODIFICATION........................................................................80
SECTION 11.06.  EXECUTION OF SUPPLEMENTAL INDENTURE FOR FUTURE GUARANTORS...........................80

                                           ARTICLE TWELVE
                                   SUBORDINATION OF THE GUARANTEES

SECTION 12.01.  GUARANTEES SUBORDINATED TO GUARANTOR SENIOR DEBT....................................81
SECTION 12.02.  GUARANTEES IN CERTAIN CIRCUMSTANCES.................................................81
SECTION 12.03.  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC......................................82
SECTION 12.04.  PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION...........................................83
SECTION 12.05.  SUBROGATION.........................................................................84
SECTION 12.06.  OBLIGATIONS OF EACH GUARANTOR UNCONDITIONAL.........................................84
SECTION 12.07.  NOTICE TO TRUSTEE...................................................................84
SECTION 12.08.  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT......................85
SECTION 12.09.  TRUSTEE'S RELATION TO SENIOR DEBT...................................................85
SECTION 12.10.  SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY, THE
                  GUARANTORS OR HOLDERS OF SENIOR DEBT..............................................86
SECTION 12.11.  HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF THE GUARANTEES.............86
SECTION 12.12.  THIS ARTICLE TWELVE NOT TO PREVENT EVENTS OF DEFAULT................................87
SECTION 12.13.  TRUSTEE'S COMPENSATION NOT PREJUDICED...............................................87

                                           ARTICLE THIRTEEN
                                             MISCELLANEOUS

SECTION 13.01.  TIA CONTROLS........................................................................87
SECTION 13.02.  NOTICES.............................................................................87
SECTION 13.03.  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS........................................88
SECTION 13.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT..................................88
SECTION 13.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.......................................88
SECTION 13.06.  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR...........................................89
SECTION 13.07.  LEGAL HOLIDAYS......................................................................89
SECTION 13.08.  GOVERNING LAW.......................................................................89
SECTION 13.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.......................................89
SECTION 13.10.  NO RECOURSE AGAINST OTHERS..........................................................89

                                                                                                   Page
                                                                                                   ----
SECTION 13.11.  SUCCESSORS..........................................................................89
SECTION 13.12.  DUPLICATE ORIGINALS.................................................................90
SECTION 13.13.  SEVERABILITY........................................................................90

Signatures..........................................................................................78
Exhibit A-Form of Global Note......................................................................A-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

          INDENTURE, dated as of [*], 2002, between Dade Behring Inc., a Delaware corporation (the "COMPANY"), Dade Behring Holdings Inc. ("HOLDINGS"), each subsidiary of the Company listed on the signature pages (each a "SUBSIDIARY GUARANTOR" and together with Holdings, the "GUARANTORS"), and BNY Midwest Trust Company, an Illinois trust company, as Trustee (the "TRUSTEE").

                                    RECITALS

          WHEREAS, on August 1, 2002, the Company and certain of its wholly-owned subsidiaries filed a voluntary petition under Chapter 11 of the United States Code, as amended (the "BANKRUPTCY CODE") with the United States Bankruptcy Court for the Northeastern District of Illinois, Eastern Division (the "BANKRUPTCY COURT");

          WHEREAS, the Company and the Guarantors filed a Plan of Reorganization (the "PLAN") which was approved by the Bankruptcy Court on September 18, 2002;

          WHEREAS, pursuant to the Plan, the Company is required to issue the Notes (as defined herein), to certain holders of indebtedness of the Company and certain of its Guarantors outstanding on the date the Plan was approved by the Bankruptcy Court;

          WHEREAS, the Company has duly authorized the creation of an issue of *% Senior Subordinated Notes due 2010 (the "NOTES") and, to provide therefore, the Company has duly authorized the execution and delivery of this Indenture;

          WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done;

          WHEREAS, each of the Guarantors has duly authorized its Guarantee (as defined below) of the Notes and, to provide therefore, each Guarantor has duly authorized the execution and delivery of this Indenture; and

          WHEREAS, all things necessary to make the Guarantees, when executed by the Guarantors and when the Notes have been authenticated and delivered hereunder and duly issued by the Company, the valid and binding obligations of the Guarantors, and to make this Indenture a valid agreement of the Guarantors, in accordance with their and its terms, have been done;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the acquisition of the Notes for the Holders thereof, it is mutually agreed, for the equal and ratable benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01. DEFINITIONS.

          "ACCELERATION NOTICE" has the meaning provided in Section 6.02(a).

          "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition.

          "AFFILIATE" means a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, PROVIDED that beneficial ownership of 10% or more of the voting securities of the Company or Holdings shall be deemed to be control. Notwithstanding the foregoing, no Person (other than the Company, or any Subsidiary of the Company) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company, or any of its Subsidiaries solely by reason of such Investment.

          "AFFILIATE TRANSACTION" has the meaning provided in Section 4.11.

          "AGENT" means any Registrar, Paying Agent, co-Registrar or agent for service of demands and notices in connection with the Notes.

          "AGENT MEMBERS" has the meaning provided in Section 2.16.

          "ASSET ACQUISITION" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; PROVIDED, HOWEVER, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01 or any disposition that constitutes a Change of Control, (iii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (iv) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the region, (v) the licensing of intellectual property, (vi) disposals or replacements of obsolete equipment in the ordinary course of business, (vii) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to one or more Wholly Owned Restricted Subsidiaries in connection with Investments permitted under Section 4.10, (viii) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP, (ix) transfers of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" (or a fractional undivided interest therein) by a Securitization Entity in a Qualified Securitization Transaction,
(x) the exchange of assets held by the Company or a Restricted Subsidiary of the Company for assets held by any Person or entity, provided that (i) the assets received by the Company or such Restricted Subsidiary in any such exchange will immediately constitute, be part of, or be used as permitted under Section 4.21; and (ii) any such assets received are of a comparable fair market value to the assets exchanged as determined in good faith by the Company, and (xi) the disposition of current assets in connection with the rationalization of the Company's foreign distribution network not to exceed $[*] million in the aggregate. For the purposes of clause (viii), Purchase Money Notes shall be deemed to be cash.

          "AUTHENTICATING AGENT" has the meaning provided in Section 2.02.

          "BANK CREDIT AGREEMENT" means the credit agreement dated as of the Effective Date, among Holdings, the Company and the lenders party thereto in their capacities as lenders thereunder and Deutsche Bank AG, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement(s) extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement(s) and whether by the same or any other agent, lender or group of lenders.

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "BLOCKAGE PERIOD" has the meaning provided in Section 10.02.

          "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

          "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors or other equivalent governing body of such Person.

          "BUSINESS DAY" means a day that is not a Legal Holiday.

          "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

          "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "CASH EQUIVALENTS" means: (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million; PROVIDED that instruments issued by banks not having one of the two highest ratings obtainable from either S&P or Moody's shall not constitute "Cash Equivalents" for purposes of the subordination provisions of this Indenture; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above; PROVIDED that for purposes of the subordination provisions contained in the Articles Ten and Twelve, the term "Cash Equivalents" will not include cash equivalents of the type described in clause (v) of the definition thereof.

          "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "GROUP"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Holdings; (iv) any Person or Group, other than Holdings, shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding voting stock of the Company; or (v) the first day within any two-year period on which a majority of the members of the Board of Directors of the Company or Holdings are not Continuing Directors.

          "CHANGE OF CONTROL DATE" has the meaning provided in Section 4.15.

          "CHANGE OF CONTROL OFFER" has the meaning provided in Section 4.15.

          "CHANGE OF CONTROL PAYMENT DATE" has the meaning provided in
Section 4.15.

          "COMMISSION" means the United States Securities and Exchange
Commission.

          "COMPANY" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

          "COMPARABLE TREASURY ISSUE" means a particular United States treasury security selected by the Company as having a maturity comparable to the earliest optional redemption of the Notes that would be utilized in accordance with customary financial practice, in pricing new issues of corporate debt securities.

          "COMPARABLE TREASURY YIELD" means, with respect to any Redemption Date for a Makewhole Redemption: (a) the yield for the Comparable Treasury Issue (expressed as a yield to maturity) on the third business day preceding such Redemption Date, as set forth under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)"(2) (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities" or (b) if that release (or any successor release) is not published or does not contain the applicable prices on the applicable business day, the yield to maturity for the Comparable Treasury Issue for that redemption date quoted to the Company by an independent investment banking firm of national standing selected by the Company.

          "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period, (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges.

----------
(2)   DB to confirm.

          "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "FOUR QUARTER PERIOD") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "TRANSACTION DATE") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Effective Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act as in effect and applied as of September 30, 2002 attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Effective Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Effective Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Effective Date; (2) if interest on any Indebtedness actually incurred on the Effective Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (before amortization or write-off of debt issuance costs) plus (ii) the amount of all cash dividend payments on any series of Preferred Stock of such Person plus (iii) the amount of all dividend payments on any series of Permitted Domestic Subsidiary Preferred Stock.

          "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication, (i) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP, and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED NET INCOME" of any Person means, for any period, the aggregate net income (or loss) of such Person for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom (a) gains and losses from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects according to GAAP, (b) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP, (c) items classified as extraordinary, unusual or nonrecurring gains and losses (including, without limitation, restructuring costs), and the related tax effects according to GAAP, (d) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary of the Company, (e) the net income of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of the Company of that income is restricted by contract, operation of law or otherwise, (f) the net loss of any Person, other than a Restricted Subsidiary of the Company, (g) the net income of any Person, other than a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or a Restricted Subsidiary of the Company by such Person, (h) only for purposes of clause (iii)(w) of the first paragraph of
Section 4.10, any amounts included pursuant to clause (iii)(z) of Section 4.10, and (i) one time non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction.

          "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge constituting an extraordinary item or loss or any such non- cash charge which requires an accrual of or a reserve for cash charges for any future period, other than the net non-cash charges related to deferred revenue in connection with recourse provisions under instrument sales programs entered into in the ordinary course of business).

          "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company or Holdings, as the case may be, who (i) was a member of such Board of Directors on the Effective Date or (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

          "COVENANT DEFEASANCE" has the meaning provided in Section 8.02.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company, Holdings or any Restricted Subsidiary against fluctuations in currency values.

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          "DEFAULT NOTICE" has the meaning provided in Section 10.02.

          "DEPOSITORY" means The Depository Trust Company, its nominees and successors.

          "DESIGNATED SENIOR DEBT" means (i) Indebtedness under or in respect of the Bank Credit Agreement and (ii) any other Indebtedness constituting Senior Debt or Guarantor Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt or Guarantor Senior Debt as "Designated Senior Debt" by the Company or the Guarantor.

          "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.

          "EFFECTIVE DATE" means the date of original issuance of the Notes.

          "EQUITY OFFERING" means any public or private offering for cash of the Company's common stock or the common stock of Holdings after the Effective Date (other than sales made to any Restricted Subsidiary of the Company or Holdings and other than sales of Disqualified Stock); PROVIDED that in the event an Equity Offering is consummated by Holdings, Holdings contributes to the capital of the Company all of the net cash proceeds of such Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to Paragraph 6(b) of the Notes.

          "EVENT OF DEFAULT" has the meaning provided in Section 6.01.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "FAIR MARKET VALUE" means, unless otherwise specified, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the

Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

          "FOREIGN SUBSIDIARY" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

          "GAAP" is defined to mean generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

          "GLOBAL NOTE" has the meaning provided in Section 2.01.

          "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

     (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

          "GUARANTEE" means, individually, any guarantee of payment of the Obligations of the Company under or with respect to the Notes by a Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Guarantee will be in the form prescribed by this Indenture.

          "GUARANTEED OBLIGATION" has the meaning provided in Section 11.01.

          "GUARANTOR" means, individually, each of Holdings and each Subsidiary Guarantor.

          "GUARANTOR SENIOR DEBT" means, with respect to a Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy, or other like proceedings, at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Effective Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or such Guarantor's Guarantee. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations (including guarantees thereof) of every nature of such Guarantor under, or with respect to, the Bank Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations of such Guarantor (including guarantees thereof) and (z) all obligations of such Guarantor (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Effective Date or thereafter incurred. Notwithstanding the foregoing, Guarantor Senior Debt shall not include (i) any Indebtedness, if the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or the Guarantor Guarantees, (ii) any Indebtedness of a Guarantor to a Subsidiary of such Guarantor, (iii) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), (iv) Indebtedness to trade creditors and other amounts incurred by such Guarantor in connection with obtaining goods, materials or services; PROVIDED that obligations owing under the Bank Credit Agreement shall not be excluded pursuant to this clause (iv), (v) Indebtedness represented by Disqualified Capital Stock,
(vi) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (vii) that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under Section 4.12 (but as to (x) any such obligation, no such violation shall be deemed to exist for purposes of this clause (vii) if the holder(s) of such obligation or their representative shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture and (y) any revolving Indebtedness under the Bank Credit Agreement (and any guarantee Obligations in respect thereof) incurred in violation of such provisions as a result of the applicable of subclause (x) of the proviso appearing in clause (ii) of the definition of "Permitted Indebtedness" shall not be excluded from Guarantor Senior Debt, so long as such Indebtedness (or the Indebtedness subject to such guarantee) was extended in good faith to the Company or any other obligor under the Bank Credit Agreement and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

          "GUARANTOR SENIOR SUBORDINATED INDEBTEDNESS" means, with respect to a Guarantor, the obligations of such Guarantor under its Guarantee and any other Indebtedness of such Guarantor (whether outstanding on the Effective Date or thereafter incurred) that specifically provides that such Indebtedness is to rank equally in right of payment with the obligations of such Guarantor under its Guarantee and is not expressly subordinated by its terms in right of payment to any Indebtedness of such Guarantor which is not Guarantor Senior Debt of such Guarantor.

          "GUARANTOR SUBORDINATED OBLIGATION" means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Effective Date or thereafter incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Guarantee pursuant to a written agreement.

          "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

          "HOLDINGS" means Dade Behring Holdings Inc., a Delaware corporation and its successors.

          "INCUR" has the meaning provided in Section 4.12.

          "INDEBTEDNESS" means with respect to any Person, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and warranty and service obligations arising in the ordinary course of business), (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause
(viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, (viii) all obligations under currency swap agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock and (y) any transfer of accounts receivable, equipment or other assets (including contract rights) which constitute a sale for purposes of GAAP and any related recourse provisions under instrument sales programs entered into in the ordinary course of business shall not constitute Indebtedness hereunder.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "INITIAL PUBLIC OFFERING" means the first underwritten public offering of Qualified Capital Stock (other than pursuant to the Plan) by either Holdings or by the Company pursuant to a registration statement filed with the Commission in accordance with the Securities

Act for aggregate net cash proceeds of at least [$*] million; PROVIDED that in the event the Initial Public Offering is consummated by Holdings, Holdings contributes to the capital of the Company at least [$*] million of the net cash proceeds of the Initial Public Offering.

          "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Notes.

          "INTEREST SWAP OBLIGATIONS" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

          "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude (a) issuances of any Person's common stock and (b) extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Subsidiary, as the case may be. For the purposes of Section 4.10, (i) "Investment" shall include and be valued at the book value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the book value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any common stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding common stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the book value of the common stock of such Restricted Subsidiary not sold or disposed of.

          "LEGAL DEFEASANCE" has the meaning provided in Section 8.02.

          "LEGAL HOLIDAY" has the meaning provided in Section 13.07.

          "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "MAKEWHOLE RATE" means, for any redemption date, the annual rate equal to the yield to maturity, compounded semi-annually, of a selected Comparable Treasury Issue, assuming a yield for the selected Comparable Treasury Issue equal to the Comparable Treasury Yield for the particular redemption date.

          "MATURITY DATE" means *, 2010.

          "MOODY'S" means Moody's Investors Service, Inc. and its successors.

          "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents received by the Company or any of its Subsidiaries from such Asset Sale net of (a) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale, (d) any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Cash Proceeds on such date.

          "NET PROCEEDS OFFER" has the meaning provided in Section 4.16.

          "NET PROCEEDS OFFER PAYMENT DATE" has the meaning provided in Section 4.16.

          "NET PROCEEDS OFFER TRIGGER DATE" has the meaning provided in Section 4.16.

          "NOTES" means the *% senior subordinated notes of the Company as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, without duplication.

          "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

          "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 13.04 and 13.05, as they relate to the making of an Officers' Certificate.

          "OPINION OF COUNSEL" means a written opinion from legal counsel, who may be counsel for the Company, and who is reasonably acceptable to the Trustee complying with the requirements of Sections 13.04 and 13.05, as they relate to the giving of an Opinion of Counsel.

          "PAYING AGENT" has the meaning provided in Section 2.03.

          "PERMITTED DOMESTIC SUBSIDIARY PREFERRED STOCK" means any series of Preferred Stock of a domestic Restricted Subsidiary of the Company that constitutes Qualified Capital Stock and has a fixed dividend rate, the liquidation value of all series of which, when combined with the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries incurred pursuant to clause (xvi) of the definition of Permitted Indebtedness, does not exceed $37.5 million; PROVIDED that such amount shall increase to $75.0 million upon consummation of an Initial Public Offering.

          "PERMITTED INDEBTEDNESS" means, without duplication, (i) the Notes and the Guarantees, (ii) Indebtedness owing under the Bank Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $ * million,
(A) less the amount of all mandatory principal payments actually made by the Company in respect of term loans thereunder with the Net Cash Proceeds of Asset Sales and (B) reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder with the Net Cash Proceeds of Asset Sales; PROVIDED that (x) the aggregate principal amount of Indebtedness permitted to be incurred under this clause (ii) shall be reduced on a dollar-for-dollar basis by the amount of any Indebtedness outstanding under clause (xv) below (other than Indebtedness pursuant to a Qualified Securitization Transaction involving equipment and related assets), PROVIDED that the amount of such reduction shall not exceed $50.0 million and
(y) that the amount of Indebtedness permitted to be incurred pursuant to the Bank Credit Agreement in accordance with this clause (ii) shall be in addition to any Indebtedness permitted to be incurred pursuant to the Bank Credit Agreement in reliance on, and in accordance with, clauses (x) and (xvi) of this definition, (iii) Indebtedness of foreign Restricted Subsidiaries of the Company, not to exceed $ * million; PROVIDED that such amount shall increase to $ * million upon consummation of an Initial Public Offering, (iv) other Indebtedness of the Company and its Subsidiaries outstanding on the Effective Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon, (v) Interest Swap Obligations of the Company or any of its Subsidiaries covering Indebtedness of the Company or any of its Subsidiaries; PROVIDED that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under this Indenture; PROVIDED, FURTHER, that such Interest Swap Obligations are entered into, in the judgment of the Company, to protect the Company from fluctuation in interest rates on their respective outstanding Indebtedness, (vi) Indebtedness under Currency Agreements, (vii) intercompany Indebtedness owed by the Company to any Wholly Owned Restricted Subsidiary of the Company or by any Restricted Subsidiary of the Company to the Company or any Wholly Owned Restricted Subsidiary of the Company, (viii) Acquired Indebtedness to the extent the Company could have incurred such Indebtedness in accordance with Section 4.12 on the date such Indebtedness became Acquired Indebtedness,
(ix) guarantees by the Company, its Wholly Owned Restricted Subsidiaries of each other's Indebtedness; PROVIDED that such Indebtedness is permitted to be incurred under this Indenture, including, with respect to guarantees by Wholly Owned Restricted Subsidiaries of the Company, Section 4.20, (x) Indebtedness (including

Capitalized Lease Obligations) incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed 5.0% of Total Assets at the time of any incurrence thereof (including any Refinancing Indebtedness with respect thereto) (which amount may, but need not, be incurred in whole or in part under the Bank Credit Agreement), (xi) Indebtedness incurred by the Company, any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, (xii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; PROVIDED that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition, (xiii) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business, (xiv) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness, including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("REQUIRED PREMIUMS") and fees in connection therewith ("REFINANCING INDEBTEDNESS"); PROVIDED that any such event shall not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under this Indenture) of the Company and its Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold (except that this subclause (2) will not apply in the event the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was originally incurred in reliance upon clauses (vii) or (xvi) of this definition), (xv) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings), and (xvi) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount, which together with the aggregate liquidation value of all outstanding series of Permitted Domestic Subsidiary Preferred Stock, does not exceed $ * million at any one time outstanding (which amount, in the case of Indebtedness, may, but need not, be incurred in whole or in part under the Bank Credit Agreement); PROVIDED that such amount shall increase to $ * million upon consummation of an Initial Public Offering.

          "PERMITTED INVESTMENTS" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Wholly Owned Restricted Subsidiary of the Company (whether existing on the Effective Date or created thereafter) or in any other Person (including by means of any transfer of cash or other property) if as a result of such Investment such Person shall become a Wholly Owned Restricted Subsidiary of the Company and Investments in the Company by any Restricted Subsidiary of the Company, (ii) cash and Cash Equivalents, (iii) Investments existing on the Effective Date, (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business, (v) accounts receivable created or acquired in the ordinary course of business, (vi) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture, (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, (viii) guarantees (A) by the Company of Indebtedness otherwise permitted to be incurred by Restricted Subsidiaries of the Company under this Indenture or (B) permitted by Section 4.20, (ix) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (ix) that are at that time outstanding, not to exceed 2.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), (x) any Investment by the Company or a Wholly Owned Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; PROVIDED that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest, (xi) any transaction to the extent it constitutes an Investment that is permitted by, and made in accordance with, clause (b) of
Section 4.11 (other than transactions described in clause (v) of such clause),
(xii) Investments the payment for which consists exclusively of Qualified Capital Stock of the Company, (xiii) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; PROVIDED in the case of an Asset Sale, such Asset Sale is effected in compliance with Section 4.16, (xiv) the creation of Liens on the assets of the Company or any of its Restricted Subsidiaries in compliance with Section 4.18.

          "PERMITTED LIENS" means the following types of Liens:

       (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

       (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

       (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

       (iv)    judgment Liens not giving rise to an Event of Default;

       (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

       (vi) any interest or title of a lessor under any Capitalized Lease Obligation;

       (vii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; PROVIDED, HOWEVER, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

       (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

       (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

       (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

       (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

       (xii)   Liens securing Indebtedness under Currency Agreements;

       (xiii) Liens securing Indebtedness of foreign Restricted Subsidiaries of the Company incurred in reliance on clause (iii) of the definition of Permitted Indebtedness;

       (xiv) Liens securing Acquired Indebtedness incurred in reliance on clause (viii) of the definition of Permitted Indebtedness;

       (xv) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not in the aggregate exceed $10.0 million at any one time outstanding;

       (xvi) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction;

       (xvii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

       (xviii) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

       (xix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods; and

       (xx) Liens existing on the Effective Date, together with any Liens securing Indebtedness incurred in reliance on clause (xiv) of the definition of Permitted Indebtedness in order to refinance the Indebtedness secured by Liens existing on the Effective Date; PROVIDED that the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced.

          "PERSON" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          "PHYSICAL NOTES" has the meaning provided in Section 2.01.

          "PLAN OF LIQUIDATION" means, with respect to any Person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

          "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "PRINCIPAL" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

          "PRODUCTIVE ASSETS" means assets (including Capital Stock) of a kind used or usable in the businesses of the Company and its Restricted Subsidiaries permitted by Section 4.21.

          "PURCHASE MONEY NOTE" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

          "QUALIFIED CAPITAL STOCK" means any stock that is not Disqualified Capital Stock.

          "QUALIFIED SECURITIZATION TRANSACTION" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any or its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or equipment (whether now existing or arising or acquired in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

          "RECORD DATE" means the Record Dates specified in the Notes, whether or not a Legal Holiday.

          "REDEMPTION DATE" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

          "REDEMPTION PRICE" when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

          "REFERENCE DATE" has the meaning provided in Section 4.10.

          "REFINANCING INDEBTEDNESS" has the meaning provided in clause (xiv) of the definition of Permitted Indebtedness.

          "REFUNDING CAPITAL STOCK" has the meaning provided in Section 4.10.

          "REGISTRAR" has the meaning provided in Section 2.03.

          "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; PROVIDED that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

          "REQUIRED PREMIUMS" has the meaning provided in clause (xiv) of the definition of Permitted Indebtedness.

          "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

          "RESTRICTED PAYMENT" has the meaning provided in Section 4.10.

          "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

          "RETIRED CAPITAL STOCK" shall have the meaning provided in Section
4.10.

          "S&P" means Standard & Poor's Corporation and its successors.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means, the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "SECURITIZATION ENTITY" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable or equipment and related assets) which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "SENIOR DEBT" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy, or other like proceeding, at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Effective Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations (including guarantees thereof) of every nature of the Company under, or with respect to, the Bank Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations (including guarantees thereof) and (z) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Effective Date or thereafter incurred. Notwithstanding the foregoing, Senior Debt shall not include (i) any Indebtedness, if the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes, (ii) any Indebtedness of the Company to a Subsidiary of the Company, (iii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iv) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services; PROVIDED that obligations owing under the Bank Credit Agreement shall not be excluded pursuant to this clause (iv), (v) Indebtedness represented by Disqualified Capital Stock,
(vi) any liability for federal, state, local or other taxes owed or owing by the Company, (vii) that portion of any Indebtedness incurred in violation of the Indenture provisions set forth in Section 4.12 (but (x) as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vii) if the holder(s) of such obligation or their representative shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture and (y) any revolving Indebtedness under the Bank Credit Agreement incurred in violation of such provisions as a result of the application of subclause (x) of the proviso appearing in clause (ii) of the definition of "Permitted Indebtedness" shall not be excluded from Senior Debt, so long as such Indebtedness was extended in good faith to the Company) and
(viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

          "SENIOR SUBORDINATED DEBT" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank equally with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Debt.

          "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable or equipment transaction.

          "SUBORDINATED OBLIGATION" means any Indebtedness of the Company (whether outstanding on the Effective Date or thereafter incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

          "SUBSIDIARY", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "SUBSIDIARY GUARANTOR" means each Subsidiary of the Company that guarantees the Senior Debt under the Bank Credit Agreement on the Effective Date and any Restricted Subsidiary created or acquired by the Company after the Effective Date (other than a Foreign Subsidiary or a Securitization Entity) that guarantees the Senior Debt under the Bank Credit Agreement.

          "TAX ALLOCATION AGREEMENT" means the tax allocation agreement between the Company and Holdings as in effect on the Effective Date.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.04.

          "TOTAL ASSETS" means the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's most recent consolidated balance sheet.

          "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

          "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "UNRESTRICTED SUBSIDIARY" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that (x) the Company certifies to the Trustee that such designation complies with Section
4.10 and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

          "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "U.S. PHYSICAL NOTES" has the meaning provided in Section 2.01.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "WHOLLY OWNED SUBSIDIARY" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

          "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

          SECTION 1.02. INCORPORATION BY REFERENCE OF TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder or a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.03. RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the date hereof;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular; and

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE TWO

                                    THE NOTES

          SECTION 2.01. FORM AND DATING.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

          The terms and provisions contained in the Notes and the Guarantees, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          One or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A, having the legend set forth in Section 2.15, may be issued by the Depository, to the extent such Depository is the registered holder of the applicable Notes. Otherwise, Notes hereunder may be issued in the form of certificated Notes in registered form substantially in the form set forth in Exhibit A, without the legend set forth in Section 2.15. The Physical Notes shall initially be registered in the name of the Depository or the nominee of such Depository and be delivered to the Trustee as custodian for such Depository. Beneficial owners of Physical Notes, however, may request registration of such Physical Notes in their names or the names of their nominees.

          SECTION 2.02. EXECUTION AND AUTHENTICATION; AGGREGATE PRINCIPAL
AMOUNT.

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Notes.

          If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate Notes for original issue in the aggregate principal amount not to exceed $ * upon written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as the Global Note or Physical Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $ * except as provided in Section 2.07.

          The Trustee shall not be required to authenticate Notes if the issuance of such Notes pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Notes and this Indenture in a manner which is not reasonably acceptable to the Trustee.

          The Trustee may appoint an authenticating agent (the "AUTHENTICATING AGENT") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Notes shall be issuable in fully registered form only, without coupons, in denominations of whole dollar integrals.

          SECTION 2.03. REGISTRAR, PAYING AGENT AND DEPOSITORY.

          The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where
(a) Notes may be presented or surrendered for registration of transfer or for exchange ("REGISTRAR"), (b) Notes may be presented or surrendered for payment ("PAYING AGENT") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days notice to the Company.

          The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes.

          SECTION 2.04. PAYING AGENT TO HOLD ASSETS IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

          SECTION 2.05. NOTEHOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee and the Company shall otherwise comply with TIA Section 312(a).

          SECTION 2.06. TRANSFER AND EXCHANGE.

          Subject to the provisions of Section 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.15, 4.16 or 9.06, in which event the Company shall be responsible for the payment of such taxes).

          The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

          Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

          SECTION 2.07. REPLACEMENT NOTES.

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. Such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company.

          SECTION 2.08. OUTSTANDING NOTES.

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives an Opinion of Counsel that the replaced Note is held by a BONA FIDE purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09. TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

          SECTION 2.10. TEMPORARY NOTES.

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

          SECTION 2.11. CANCELLATION.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer exchange, payment or cancellation in accordance with customary procedures. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

          SECTION 2.12. DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          SECTION 2.13. CUSIP NUMBER.

          The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

          SECTION 2.14. DEPOSIT OF MONEYS.

          Prior to 11:00 a.m. New York City time on each Interest Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent, to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

          SECTION 2.15. GLOBAL NOTE LEGEND. The following legend shall appear on the face of all Global Notes issued under this Indenture:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
     SECTION 2.06 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND
     (IV) THIS GLOBAL NOTE MAY BE

     TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK, ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
     DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

          SECTION 2.16. BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY.

          (a) The Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in
Section 2.15.

          Members of, or participants in, the Depository ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

          (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the

Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

          (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) The Holder of the Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                                  ARTICLE THREE

                                   REDEMPTION

          SECTION 3.01. NOTICES TO TRUSTEE.

          If the Company elects to redeem Notes pursuant to Paragraph 6 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

          The Company shall give each notice provided for in this Section 3.01 not less than 30 nor more than 60 days before the Redemption Date (unless a notice period shorter than 45 days shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

          SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED.

          If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed on a PRO RATA basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee; PROVIDED, HOWEVER, that if a partial redemption is made with the proceeds of an Equity offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a PRO RATA basis, unless such method is otherwise prohibited. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          SECTION 3.03. NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed, at the last address for such Holder in the Registrar's book, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

          Each notice for redemption shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3) the name and address of the Paying Agent;

          (4) the subparagraph of the Notes pursuant to which such redemption is being made;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

          (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

          (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

          SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption
Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes.

          SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

          On or before 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company, upon its written request, any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

          SECTION 3.06. NOTES REDEEMED IN PART.

          Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

          SECTION 4.01. PAYMENT OF NOTES.

          The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full, unless the provisions of Article X hereof prohibit such payment.

          The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

          SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain the office or agency required under Section
2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

          SECTION 4.03. CORPORATE EXISTENCE.

          Except as otherwise permitted by Article Five and Section 4.16, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Restricted Subsidiary in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; PROVIDED, HOWEVER, that neither the Company nor any such Restricted Subsidiary shall be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole.

          SECTION 4.04. PAYMENT OF TAXES AND OTHER CLAIMS.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

          SECTION 4.05. MAINTENANCE OF PROPERTIES AND INSURANCE.

          (a) The Company shall, and shall cause each Restricted Subsidiary to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; PROVIDED, HOWEVER, that nothing in this Section 4.05 shall prevent the Company or any Restricted Subsidiary from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders; PROVIDED, FURTHER that nothing in this Section
4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.

          (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

          SECTION 4.06. COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, an Officers' Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that a review of its activities and the activities of its Subsidiaries and Guarantors during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

          (b) The annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company or any Guarantor has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 13.02 hereof, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

          SECTION 4.07. COMPLIANCE WITH LAWS.

          The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

          SECTION 4.08. SEC REPORTS.

          (a) From and after December 31, 2002, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company, or Holdings, if the reports of Holdings would satisfy the requirements of the Company under the applicable rules and regulations as specified below, will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each within the time periods specified in the Commission's rules and regulations. In addition, whether or not required by the rules and regulations of the Commission, the Company or Holdings will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

          (b) In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company and the Guarantors will also comply with the other provisions of TIA Section 314(a).

          (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 4.09. WAIVER OF STAY, EXTENSION OR USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.10. LIMITATION ON RESTRICTED PAYMENTS.

          (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or any of its Restricted Subsidiaries or to the Company or any of its Restricted Subsidiaries) on or in respect of shares of Holdings', the Company's or any of its Restricted Subsidiaries' Capital Stock to holders of such Capital Stock, in their capacity as such, (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Holdings, the Company or any of its Restricted Subsidiaries or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or (iv) make any Restricted Investment (each of the foregoing actions set forth in clauses (i), (ii), (iii) and (iv) being referred to as a "RESTRICTED PAYMENT"), if at the time of such Restricted Payment or immediately after giving effect thereto:

          (1) a Default or an Event of Default shall have occurred and be continuing (or would result therefrom),

          (2) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12, or

          (3) the aggregate amount of Restricted Payments made subsequent to the Effective Date shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Effective Date and on or prior to the end of the most recent fiscal quarter ending prior to the date such Restricted Payment occurs

     (the "REFERENCE DATE") (treating such period as a single accounting period); plus (x) 100% of the aggregate net proceeds received by the Company (including the fair market value of property other than cash) from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Effective Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (including Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness); plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net proceeds (including the fair market value of property other than cash) of any equity contribution received by the Company; plus (z) 100% of the aggregate net proceeds (including the fair market value of property other than cash) of any (i) sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries or (ii) dividend from, or the sale of the stock of, an Unrestricted Subsidiary.

          (b) Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (i) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice; (ii) if no Event of Default shall have occurred and be continuing as a consequence thereof, the acquisition of any shares of Capital Stock of the Company (the "RETIRED CAPITAL STOCK"), either (1) solely in exchange for shares of Qualified Capital Stock of the Company (the "REFUNDING CAPITAL STOCK"), or (2) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company, and, in the case of subclause (1) of this clause (ii), the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement; PROVIDED that at the time of the declaration of any such dividends, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (iii) payments for the purpose of and in an amount equal to the amount required to permit Holdings to redeem or repurchase Holdings' common equity or options in respect thereof, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; PROVIDED that such redemptions or repurchases pursuant to this clause (iii) shall not exceed $ * million (which amount shall be increased (A) to $ * million upon consummation of an Initial Public Offering and (B) by the amount of any proceeds to the Company from (x) sales of Capital Stock of Holdings to management employees subsequent to the Effective Date and (y) any "key-man" life insurance policies which are used to make such redemptions or repurchases) in the aggregate; PROVIDED, FURTHER, that the cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of Holdings will not be deemed to constitute a Restricted Payment under the Indenture; (iv) the making of distributions, loans or advances in an amount not to exceed $ * million per annum sufficient to permit Holdings to pay the ordinary operating expenses of Holdings (including, without limitation, directors' fees, indemnification obligations, professional fees and expenses) related to Holdings' ownership of Capital Stock of the Company; (v) the payment of any amounts pursuant to the Tax Allocation Agreement; (vi) the making of distributions, loans or advances in an amount not to exceed $[2.0] million per annum sufficient to permit Holdings to pay the salaries or other compensation of employees who perform services for both Holdings and the Company; (vii) so long as no Default or Event of Default shall have occurred and be continuing, payments to Holdings not to exceed $100,000 in the aggregate, to enable Holdings to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock; (viii) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12, other Restricted Payments in an aggregate amount not to exceed $ * million; and (ix) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Effective Date in accordance with clause (3) of the immediately preceding paragraph, (a) amounts expended (to the extent such expenditure is in the form of cash) pursuant to clauses (i), (ii), (iii), (vii) and (viii) shall be included in such calculation; PROVIDED such expenditures pursuant to clause (iii) shall not be included to the extent of cash proceeds received by the Company from any "key man" life insurance policies and (b) amounts expended pursuant to clauses (iv), (v), (vi), or (ix) shall be excluded from such calculation.

          SECTION 4.11. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates involving aggregate consideration in excess of $1.0 million (an "AFFILIATE TRANSACTION"), other than
(x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate; PROVIDED, HOWEVER, that for a transaction or series of related transactions with an aggregate value of $7.5 million or more but less than $10.0 million, at the Company's option (i) such determination shall be made in good faith by a majority of the disinterested members of the Board of the Directors of the Company or (ii) the Board of Directors of the Company and any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate; and PROVIDED, FURTHER, that for a transaction or series of related transactions with an aggregate value of $10.0 million or more, the Board of Directors of the Company and any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

          (b) The restrictions of Section 4.11(a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of Holdings, the Company or any Subsidiary as determined in good faith by the

Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, PROVIDED such transactions are not otherwise prohibited by the Indenture; iii) transactions effected as part of a Qualified Securitization Transaction; (iv) any agreement as in effect as of the Effective Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Effective Date; (v) Restricted Payments or Permitted Investments permitted by this Indenture; (vi) payments or loans to employees or consultants which are approved by the Board of Directors of the Company in good faith and which are incurred in the ordinary course of business; (vii) the existence of, or the performance by Holdings, the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Effective Date and any similar agreements which it may enter into thereafter; PROVIDED, HOWEVER, that the existence of, or the performance by Holdings, the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Effective Date shall only be permitted by this clause (vii) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Notes in any material respect; (viii) transactions permitted by, and complying with, the provisions of Section 5.01; and (ix) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

          SECTION 4.12. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); PROVIDED, HOWEVER, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company and any Guarantor may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is at least 2.0 to 1.0.

          (b) Neither the Company nor any Guarantor will incur any Indebtedness under Section 4.12(a) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations or Guarantor Senior Subordinated Indebtedness of the Company or any Guarantor, as applicable, unless such Indebtedness will be subordinated to the Notes or such Guarantee to at least the same extent as such Subordinated Obligations or such Guarantor Senior Subordinated Indebtedness.

          (c) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; PROVIDED that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Guarantor may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies (including for purposes of determination of (x) any basket amount in any clause of the definition of "Permitted Indebtedness" or (y) whether any violation of the Indenture has occurred for purposes of determining whether such debt constitutes "Senior Debt" or "Guarantor Senior Debt" and, PROVIDED that the full amount of any revolving credit facility shall be deemed to have been incurred on the date such facility is established and not on the date of any draws on such facility). The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

          (d) For purposes of determining compliance with, and the outstanding principal amount of a particular Indebtedness incurred pursuant to and in compliance with this Section 4.12, in the event such Indebtedness meets the criteria on the date on which it was incurred of more than one of the types of Indebtedness described in clauses (i) through (xv) of the definition of "Permitted Indebtedness" or described in Section 4.12(a), (a) the Company may, in its sole discretion, classify (or later reclassify) such item of Indebtedness and only be required to include the amount and type of such Indebtedness described in either clauses (i) through (xv) of the definition of "Permitted Indebtedness" or described in Section 4.12(a), or any combination thereof, and
(b) the Company, in its sole discretion, may reclassify such item of Indebtedness under a different paragraph or clause of this Section 4.12 so long as such Indebtedness met the criteria of such paragraph or clause on the date on which it was incurred.

          SECTION 4.13. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock, (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

     (1)  applicable law;

     (2)  the Indenture;

     (3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

     (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

     (5)  agreements existing on the Effective Date;

     (6)  the Bank Credit Agreement;

     (7) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

     (8) restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale;

     (9) any agreement or instrument governing Capital Stock of any Person that is acquired (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company in contemplation of the transaction);

     (10) Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; PROVIDED that such restrictions apply only to such Securitization Entity;

     (11) any agreement or instrument governing Indebtedness (whether or not outstanding) of foreign Restricted Subsidiaries of the Company incurred in reliance on clause (iii) of the definition of Permitted Indebtedness;

     (12) any agreement or instrument governing any other Indebtedness permitted to be incurred subsequent to the Effective Date pursuant to the provisions of clauses (ii), (iii), (x), (xiv) and (xvi) of the definition of "Permitted Indebtedness"; PROVIDED that any such restrictions are ordinary and customary with respect to the type of Indebtedness being incurred (under the relevant circumstances);

     (13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

     (14) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

          SECTION 4.14. PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT AND GUARANTOR SENIOR SUBORDINATED INDEBTEDNESS.

          The Company will not incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking to any Senior Debt unless such Indebtedness is Senior Subordinated Debt or is contractually subordinated in right of payment to Senior Subordinated Debt. No Guarantor will incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking in any respect to any Guarantor Senior Indebtedness of such Guarantor unless such Indebtedness is Guarantor Senior Subordinated Indebtedness of such Guarantor or is contractually subordinated in right of payment to Guarantor Senior Subordinated Indebtedness of such Guarantor.

          SECTION 4.15. CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control, the Company shall make an offer to purchase all outstanding Notes pursuant to the offer described in paragraph (b) below (the "CHANGE OF CONTROL OFFER") at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. Prior to the mailing of the notice referred to below, but in any event within 45 days following any Change of Control, the Company shall (i) repay in full and terminate all commitments under Indebtedness under the Bank Credit Agreement, and all other Senior Debt the terms of which require repayment upon a Change of Control, or offer to repay in full and terminate all commitments under all Indebtedness under the Bank Credit Agreement and all such other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer, or (ii) obtain the requisite consents under the Bank Credit Agreement and all other Senior Debt to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described in this Section 4.15. The Company's failure to comply with the second preceding sentence and the Company's failure to send the notice referred to below because of the requirements of the second preceding sentence may (with notice and lapse of time) shall constitute an Event of Default under Section 6.01(3) but shall not constitute an Event of Default under
Section 6.01(2).

          (b) Within 45 days following the date upon which the Change of Control occurred (the "CHANGE OF CONTROL DATE"), the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

          (1) that the Change of Control Offer is being made pursuant to this
     Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment;

          (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "CHANGE OF CONTROL PAYMENT DATE"); PROVIDED that the Change of Control Payment Date for the Notes shall be a date subsequent to any payment dates for the purchase or other repayment of Senior Debt having similar provisions;

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefore, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

          (8) the circumstances and relevant facts regarding such Change of Control.

          On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

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

          Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

          SECTION 4.16. LIMITATION ON ASSET SALES.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents; PROVIDED that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets, and (b) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for the purposes of this provision or for purposes of the third paragraph of this covenant, and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Senior Debt or any Guarantor Senior Debt and, in the case of any Senior Debt or Guarantor Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility,
(B) to reinvest in Productive Assets, or (C) a combination of prepayment, repurchase and investment permitted by the foregoing clauses (iii)(A) and
(iii)(B). Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents. On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) or (iii)(C) of the next preceding sentence (each, a "NET PROCEEDS OFFER TRIGGER DATE"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and
(iii)(C) of the next preceding sentence (each a "NET PROCEEDS OFFER AMOUNT") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "NET PROCEEDS OFFER") on a date (the "NET PROCEEDS OFFER PAYMENT DATE") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

          Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $10.0 million, at which time the Company or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10.0 million or more shall be deemed to be a "NET PROCEEDS OFFER TRIGGER DATE").

          Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

          (b) Subject to the deferral of the Net Proceeds Offer Trigger Date contained in the second paragraph of subsection (a) above, each notice of a Net Proceeds Offer pursuant to this Section 4.16 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

          (1) that the Net Proceeds Offer is being made pursuant to Section 4.16 and that all Notes tendered will be accepted for payment; PROVIDED, HOWEVER, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

          (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law) (the "PROCEEDS PURCHASE DATE"); PROVIDED that the Proceeds Purchase Date for the Notes shall be a date subsequent to any payment dates for the purchase or other repayment of Senior Debt having similar provisions;

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefore, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

          (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Proceeds Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

          On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

          Any amounts remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to a Net Proceeds Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations relating to such Net Proceeds offer by virtue thereof.

          SECTION 4.17. LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES.

          The Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly-Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company, other than Permitted Domestic Subsidiary Preferred Stock.

          SECTION 4.18. LIMITATION ON LIENS.

          The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or any Guarantee, as applicable, the Notes or such Guarantee, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes or Guarantees, as the case may be, are equally and ratably secured, except for (A) Liens existing as of the Effective Date and any extensions, renewals or replacements thereof, (B) Liens securing Senior Debt and Guarantor Senior Debt (whether incurred by the Company or a Restricted Subsidiary), (C) Liens securing the Notes and the Guarantees, (D) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Subsidiary of the Company, (E) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; PROVIDED, HOWEVER, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced, and (F) Permitted Liens.

          SECTION 4.19. FUTURE GUARANTORS.

          After the Effective Date, the Company will cause each Restricted Subsidiary other than a Foreign Subsidiary or Securitization Entity created or acquired by the Company or one or more of its Restricted Subsidiaries that becomes a Guarantor under the Bank Credit Agreement to execute and deliver to the Trustee a Guarantee pursuant to which such Guarantor will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior subordinated basis.

          SECTION 4.20. LIMITATION OF GUARANTEES BY SUBSIDIARIES.

          The Company shall not permit any Restricted Subsidiary, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Subsidiary (other than (A) Indebtedness and other obligations under the Bank Credit Agreement (whether outstanding on the Effective Date or thereafter incurred), (B) Permitted Indebtedness of a Restricted Subsidiary, (C) Indebtedness under Currency Agreements in reliance on clause (vi) of the definition of Permitted Indebtedness or (D) Interest Swap Obligations incurred in reliance on clause (v) of the definition of Permitted Indebtedness), unless, in any such case (a) such Restricted Subsidiary executes and delivers a supplemental indenture to the Indenture, providing a Guarantee of the Notes by such Restricted Subsidiary and (b) (x) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior Debt, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Debt may be superior to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in the Indenture and (y) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in the Indenture.

          Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company, of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; PROVIDED that
(a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

          SECTION 4.21. CONDUCT OF BUSINESS.

          The Company and its Restricted Subsidiaries shall not engage in any businesses a majority of whose revenues are not derived from the same or reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the Effective Date.

          [SECTION 4.22. Payments for Consent.

          Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.]

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                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

          SECTION 5.01. MERGER, CONSOLIDATION AND SALE OF ASSETS.

          (a) The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or Persons or adopt a Plan of Liquidation unless:

          (i) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving Person is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and such surviving Person shall expressly assume all the obligations of the Company under the Notes and this Indenture;

          (ii) immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company or the surviving Person is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12;

          (iii) each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under this Indenture and the Notes; and

          (iv) immediately before and immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing.

          (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clauses (ii) and (iv), (a) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

          (c) Subject to Section 11.02 hereof governing the release of a Guarantee, each Guarantor will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or Persons or adopt a Plan of Liquidation unless:

          (i) either (A) such Guarantor shall be the survivor of such merger or consolidation or (B) the surviving Person is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and such surviving Person shall expressly assume all the obligations of the Guarantor under its Guarantee and the Indenture (such Guarantor or such Person, as the case may be, being herein call the "SUCCESSOR GUARANTOR");

          (ii) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Indenture and its Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; and

          (iii) immediately before and immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred by the Successor Guarantor or any of its Subsidiaries in connection with the transaction), no Default or Event of Default shall have occurred and be continuing.

          SECTION 5.02. SUCCESSOR CORPORATION AND GUARANTORS SUBSTITUTED.

          (a) Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such; PROVIDED that solely for purposes of computing amounts described in clause
(iv)(3) of the first paragraph of Section 4.10(a), any such surviving entity to the Company shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

          (b) Subject to Section 11.02, upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of a Guarantor in accordance with the foregoing, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture and such Guarantor's Guarantee with the same effect as if such surviving entity had been named as such.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

          SECTION 6.01. EVENTS OF DEFAULT.

          An "EVENT OF DEFAULT" occurs if:

          (1) the Company fails to pay interest on any Note when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Ten of this Indenture); or

          (2) the Company fails to pay the principal on any Note when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control

     Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by Article Ten); or

          (3) the Company defaults in the observance or performance of any other covenant or agreement contained in this Indenture and which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes; or

          (4) the Company fails to pay at final stated maturity (giving effect to any applicable grace period and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Securitization Entity) of the Company, and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $20.0 million or more at any time; or

          (5) one or more judgments in an aggregate amount in excess of $20.0 million shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

          (6) the Company or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law,
     (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing;

          (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a Custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (8) any Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the Indenture or its Guarantee.

          Any Event of Default shall not be deemed to have occurred under clause
(4) or (5) until the Trustee shall have received written notice from the Company or any of the Holders or unless a Trust Officer shall have actual knowledge of such Event of Default.

          SECTION 6.02. ACCELERATION.

          (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, then the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "ACCELERATION NOTICE"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Bank Credit Agreement, shall become due and payable upon the first to occur of an acceleration under the Bank Credit Agreement or 5 business days after receipt by the Company and the Representative under the Bank Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. Upon any such declaration, but subject to the immediately preceding sentence, such amount shall be immediately due and payable.

          (b) If an Event of Default specified in Section 6.01(6) or (7) occurs with respect to the Company, all unpaid principal and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder.

          (c) At any time after a declaration of acceleration with respect to the Notes in accordance with Section 6.02(a), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in
Section 6.01(6) or (7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. The holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

          SECTION 6.03. OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          SECTION 6.04. WAIVER OF PAST DEFAULTS.

          Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

          SECTION 6.05. CONTROL BY MAJORITY.

          Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability; PROVIDED that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and PROVIDED FURTHER that this provision shall not affect the rights of the Trustee set forth in
Section 7.01(d).

          SECTION 6.06. LIMITATION ON SUITS.

          A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

          (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity; and

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          (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

          SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

          If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

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          SECTION 6.10. PRIORITIES.

          If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.07;

          Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

          Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

          SECTION 6.11. UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

          SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS.

          Neither the Company nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

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                                  ARTICLE SEVEN

                                     TRUSTEE

          SECTION 7.01. DUTIES OF TRUSTEE.

          (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of a Default or an Event of Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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

          (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          SECTION 7.02. RIGHTS OF TRUSTEE.

          Subject to Section 7.01:

          (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate, an Opinion of Counsel or both, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel or advice of such counsel.

          (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

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

          (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (h) The Trustee shall not be deemed to have notice of any default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at its principal corporate trust office, and such notice references the Notes and this Indenture,

          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

          (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

          SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. TRUSTEE'S DISCLAIMER.

          The recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

          SECTION 7.05. NOTICE OF DEFAULT.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with
Article V hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Noteholders.

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          SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), (c) and (d).

          A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

          The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and any delisting thereof, and the Trustee shall comply with TIA Section 313(d).

          SECTION 7.07. COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time such compensation as shall be agreed between the Issuer and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

          The Company shall indemnify each of the Trustee and any predecessor Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any and all loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; PROVIDED that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; PROVIDED that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section

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7.07 shall not be subordinate to any other liability or indebtedness of the
Company (even though the Notes may be subordinate to such other liability or indebtedness).

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; PROVIDED, HOWEVER, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10.

          The provisions of this Section 7.07 shall survive termination of this Indenture.

          SECTION 7.08. REPLACEMENT OF TRUSTEE.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

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          Notwithstanding replacement of the Trustee pursuant to this Section
7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; PROVIDED that such corporation shall be otherwise qualified and eligible under this Article Seven.

          SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

          This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA
Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

          SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company, as obligor on the Notes.

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

          SECTION 8.01. TERMINATION OF THE COMPANY'S OBLIGATIONS.

          The Company may terminate its obligations and the obligations of the Guarantors under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

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          (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Notes have otherwise become due and payable hereunder;

          (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption; PROVIDED that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Notes and, PROVIDED, FURTHER, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of Article Ten;

          (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it is bound (including, without limitation, the Bank Credit Agreement);

          (d) the Company shall have paid all other sums payable by it hereunder; and

          (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge, does not result in a default under the Bank Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

          Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of
Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

          After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

          SECTION 8.02. LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

          (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

          (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in
Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof. In the event that the Company terminates all of its obligations under the Notes and this Indenture by exercising its Legal Defeasance option, the obligations under the Guarantees shall each by terminated simultaneously with the termination of such obligations.

          (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from its obligations under the covenants contained in Sections 4.10 through 4.20 and Article Five hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes) and Holders of the Notes and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(3) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, Sections 6.01(3), 6.01(4) and 6.01(5) shall not constitute Events of Default.

                                       64
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          SECTION 8.03. CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of or interest on the Notes; PROVIDED that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

          (b) in the case of an election under Section 8.02(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.02(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(6) and 6.01(7) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture, the Bank Credit Agreement or any other material agreement or instrument (including, without limitation, the Bank

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     Credit Agreement) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

          (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Indebtedness of the Company other than the Notes, and (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

          SECTION 8.04. APPLICATION OF TRUST MONEY.

          The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U. S. Government obligations held by it as provided in Section 8.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          SECTION 8.05. REPAYMENT TO THE COMPANY.

          Subject to Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money.

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The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; PROVIDED that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Noteholders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

          SECTION 8.06. REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government obligations in accordance with Article Eight; PROVIDED that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.01. WITHOUT CONSENT OF HOLDERS.

          Subject to Section 9.03, the Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

          (1) to cure any ambiguity, defect or inconsistency that does not adversely affect the rights of any Noteholder;

          (2) to comply with Article Five;

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (5) to make any change that would provide any additional benefit or rights to the Noteholders or that does not adversely affect the rights of any Noteholder; or

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          (6) to make any other change that does not, in the opinion of the
     Trustee, adversely affect in any material respect the rights of any Noteholders hereunder;

PROVIDED that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this
Section 9.01.

          SECTION 9.02. WITH CONSENT OF HOLDERS.

          Subject to Sections 6.07 and 9.03, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture or the Notes, without notice to any other Noteholders. Subject to Sections 6.07 and 9.03, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any, other Noteholder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

          (1) reduce the amount of Notes whose Holders must consent to an amendment;

          (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

          (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefore;

          (4) make any Notes payable in money other than that stated in the Notes;

          (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, permitting holders of a majority in principal amount of Notes to waive Defaults or Events of Default, other than ones with respect to the payment of principal of or interest on the Notes;

          (6) amend, modify or change in any material respect the obligation of the Company to make or consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer in respect of any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto, in each case, after a Change of Control has occurred or the subject Asset Sale has been consummated;

          (7) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee, except in accordance with the terms of this Indenture; or

          (8) modify Article Ten or Article Twelve or the definitions used in Article Ten or Article Twelve to adversely affect the Holders of the Notes in any material respect.

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          It shall not be necessary for the consent of the Holders under this
Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          SECTION 9.03. EFFECT ON SENIOR DEBT AND GUARANTOR SENIOR DEBT.

          No amendment, or supplement or waiver to, of this Indenture (including the definitions contained herein) shall adversely affect the rights of any holder of Senior Debt or Guarantor Senior Debt under Article Ten or Article Twelve of this Indenture, without the consent of such holder of Senior Debt or Guarantor Senior Debt, as the case may be.

          SECTION 9.04. COMPLIANCE WITH TIA.

          Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

          SECTION 9.05. REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holders Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (7) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; PROVIDED that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or

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after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

          SECTION 9.06. NOTATION ON OR EXCHANGE OF NOTES.

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.

          SECTION 9.07. TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; PROVIDED that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                   ARTICLE TEN

                                  SUBORDINATION

          SECTION 10.01. NOTES SUBORDINATED TO SENIOR DEBT.

          The Company covenants and agrees, and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and the Trustee and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt (including the Obligations under or with respect to the Bank Credit Agreement), and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes

          Notwithstanding the foregoing, payments and distributions made with U.S. Legal Tender or the proceeds of U.S. Government Obligations held in any defeasance trust (as described in Section 8.03) shall not be subordinated in right of payment to any Senior Debt, so long as all of the conditions to deposit into such trust are satisfied at the time of such deposit and such payments and distributions are otherwise permitted by the terms of all Senior Debt.

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          SECTION 10.02. NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES.

          (a) Unless Section 10.03 shall be applicable, if any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal of, premium (if any) on, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, no payment or distribution of any kind or character shall be made by, or on behalf of, the Company or any other Person on its or their behalf with respect to any Obligations on or relating to the Notes, or to acquire any of the Notes for cash or property or otherwise. In addition, unless Section 10.03 shall be applicable, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "DEFAULT NOTICE"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "BLOCKAGE PERIOD"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on, or with respect to the Notes or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, (I) in no event will a Blockage Period extend beyond 180 days from the date the applicable Default Notice is received by the Trustee and (II) only one such Blockage Period may be commenced within any 360 consecutive days. No non-payment event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a subsequent Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

          Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section

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6.02 or to pursue any rights or remedies hereunder (subject, however, to the rights, if any, under this Article X, of the holders of Senior Debt in respect of cash or other property of the Company received upon the exercise of any such remedy); PROVIDED that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on, or with respect to, the Notes.

          SECTION 10.03. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

          (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property, or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents (including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowed claim in any such proceeding), before any payment or distribution of any kind or character is made on account of any Obligations on, or with respect to, the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (PRO RATA to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefore to or for the holders of Senior Debt.

          (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding paragraph) of the Company's obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or Cash Equivalents, shall have no

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force or effect for purposes of the subordination provisions contained in this
Article X, with any turnover of payments as otherwise calculated pursuant to this Article X to be made as if no such diminution has occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by Section 10.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (PRO RATA to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefore to or for the holders of such Senior Debt.

          (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five hereof.

          SECTION 10.04. PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION.

          Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections
10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02, 10.03,
12.02 or 12.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the second sentence of Section 10.02(a) or in Section 10.07 (PROVIDED that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Sections 10.02 and/or 10.03 (and the respective such payments) shall otherwise be subject to the provisions of the first sentence of Section 10.02(a) and Section 10.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

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          SECTION 10.05. SUBROGATION.

          Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

          SECTION 10.06. OBLIGATIONS OF THE COMPANY UNCONDITIONAL.

          Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          SECTION 10.07. NOTICE TO TRUSTEE.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefore, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist (PROVIDED that, notwithstanding the foregoing, the Holders of the Notes receiving any payments made in contravention of Section 10.02 and/or 10.03 (and the respective such payments shall otherwise be subject to the provision of the first sentence of Section 10.03). The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section 10.07 to establish that such notice has been given by a holder of Senior Debt (or a Representative therefore).

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          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 10.08. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

          Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceedings is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

          SECTION 10.09. TRUSTEE'S RELATION TO SENIOR DEBT.

          The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

          Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

          SECTION 10.10. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR DEBT.

          No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture,

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regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding;
(ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

          SECTION 10.11. NOTEHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF NOTES.

          Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 10.12. THIS ARTICLE TEN NOT TO PREVENT EVENTS OF DEFAULT.

          The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

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          SECTION 10.13. TRUSTEE'S COMPENSATION NOT PREJUDICED.

          Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                 ARTICLE ELEVEN

                                   GUARANTEES

          SECTION 11.01. GUARANTEES.

          Each Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, subject to Article Twelve herein, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment when due, whether at the Maturity Date, by acceleration, by redemption or otherwise, of all Obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, interest on or liquidated damages in respect of the Notes and all other monetary obligations of the Company under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "GUARANTEED OBLIGATIONS"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article Eleven notwithstanding any extension or renewal of any Guaranteed Obligation.

          Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor, except as provided in Section 11.02(b).

          Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor's obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

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          Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

          The Obligations of each Guarantor to the Holders of the Notes and to the Trustee pursuant to the Guarantee of such Guarantor and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt to the extent and in the manner provided in Article Twelve.

          Except as expressly set forth in Sections 8.02(b), 11.02 and 11.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

          Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations then due and owing, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article Twelve. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the

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maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article Six, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 11.01.

          Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

          Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 11.02. LIMITATION ON LIABILITY.

          (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, all Guarantor Senior Debt of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          (b) A Guarantee as to any Guarantor of the Company shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations under this Article Eleven upon (i) the merger or consolidation of such Guarantor with or into any Person other than the Company or a Restricted Subsidiary of the Company (other than a Securitization Entity) whether or not such Guarantor is the surviving entity of such consolidation or merger or (ii) the sale by the Company or any Subsidiary of the Company (or any pledgee of the Company) of the Capital Stock or of all or substantially all of the assets of such Guarantor to any Person other than the Company or a Restricted Subsidiary of the Company (other than a Securitization Entity), where, after such sale, such Guarantor is no longer a Subsidiary of the Company; PROVIDED, HOWEVER, that each such merger, consolidation or sale (or, in the case of a sale by such a pledgee, the disposition of the proceeds of such sale) shall comply with this Indenture, including Section 4.16 and Section 5.01(c) and that all the obligations of such Guarantor under the Bank Credit Agreement and related documentation and under any other agreements relating to any other Indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of the transaction. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

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          (c) A Guarantee as to any Guarantor of the Company shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations under this Article Eleven if the Company designates such Guarantor as an Unrestricted Subsidiary and such designation complies with all applicable provisions of this Indenture.

          SECTION 11.03. SUCCESSORS AND ASSIGNS.

          This Article Eleven shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 11.04. NO WAIVER.

          Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Eleven shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Eleven at law, in equity, by statute or otherwise.

          SECTION 11.05. MODIFICATION.

          No modification, amendment or waiver of any provision of this Article Eleven, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 11.06. EXECUTION OF SUPPLEMENTAL INDENTURE FOR FUTURE GUARANTORS.

          Each Subsidiary which is required to become a Guarantor pursuant to
Section 4.19 hereof shall promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Guarantor under this Article Eleven and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

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                                 ARTICLE TWELVE

                         SUBORDINATION OF THE GUARANTEES

          SECTION 12.01. GUARANTEES SUBORDINATED TO GUARANTOR SENIOR DEBT.

          Each Guarantor agrees, and the Trustee and each Holder by accepting a Note, agrees, that the obligations of a Guarantor hereunder are subordinated and junior in right of payment, to the extent and in the manner provided in this Article Twelve, to the prior payment in full of all Obligations on the Guarantor Senior Debt of such Guarantor and that the subordination is for the benefit of, and enforceable directly by, the holders of such Guarantor Senior Debt of such Guarantor (including any Obligations under or with respect to the Bank Credit Agreement) , and that each holder of Guarantor Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

          Notwithstanding the foregoing, payments and distributions made with U.S. Legal Tender or the proceeds of U.S. Government Obligations held in any defeasance trust (as described in Section 8.03) shall not be subordinated in right of payment to any Guarantor Senior Debt, so long as all the conditions to deposit into such trust are satisfied at the time of such deposit and such payments and distributions are otherwise permitted by the terms of all Guarantor Senior Debt.

          SECTION 12.02. GUARANTEES IN CERTAIN CIRCUMSTANCES.

          (a) Unless Section 12.03 shall be applicable, if any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal of, premium (if any) on, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Senior Debt, no payment or distribution of any kind or character shall be made by, or on behalf of, such Guarantor or any other Person on its or their behalf with respect to any Guaranteed Obligations, or to acquire any of the Guarantees for cash or property or otherwise. At any time while any Blockage Period is in existence, neither any Guarantor nor any other Person on any Guarantors' behalf shall (x) make any payment of any kind or character with respect to any Obligations on its Guarantee or (y) acquire any of the Notes for cash or property or otherwise.

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt, if any, received from the holders of Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Debt.

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          Nothing contained in this Article Twelve shall limit the right of the
Trustee or the Holders of Notes to pursue any rights or remedies hereunder (subject, however, to the rights, if any, under this Article Twelve, of the holders of Guarantor Senior Debt, in respect of cash or other property of such Guarantor received upon the exercise of such remedy); PROVIDED that all Guarantor Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Guaranteed Obligations or the Notes.

          SECTION 12.03. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

          (a) Upon any payment or distribution of assets of a Guarantor of any kind or character, whether in cash, property, or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of a Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceedings relating to a Guarantor or its property, whether voluntary or involuntary, all Guaranteed Obligations due or to become due upon all Guarantor Senior Debt shall first be paid in full in cash or Cash Equivalents (including interest after the commencement of any bankruptcy or like proceeding at the rate specified in the applicable Guarantor Senior Debt, whether or not such interest is an allowed claim in any such proceeding), before any payment or distribution of any kind or character is made on account of any Guaranteed Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of a Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Notes and the Guarantees or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Guarantor Senior Debt (PRO RATA to such holders on the basis of the respective amounts of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefore to or for the holders of such Guarantor Senior Debt.

          (b) To the extent any payment of Guarantor Senior Debt (whether by or on behalf of such Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding

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paragraph) of such Guarantor's obligation to make any distribution or payment pursuant to any Guarantor Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Guarantor Senior Debt in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this
Article XII, with any turnover of payments as otherwise calculated pursuant to this Article XII to be made as if no such diminution has occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee, any Holder when such payment or distribution is prohibited by Section 12.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (PRO RATA to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefore to or for the holders of such Guarantor Senior Debt.

          (d) The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another corporation or the liquidation or dissolution of a Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Guarantor Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Guarantor's obligations hereunder in accordance with Article Five hereof.

          SECTION 12.04. PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION.

          Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) a Guarantor, except under the conditions described in Sections 12.02 and 12.03, from making payments at any time for the purpose of making payments of principal of and interest on the Guarantees, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by
Section 12.02 or 12.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments pursuant to the Guarantees to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the second sentence of Section 12.02(a) or in Section 12.07 (PROVIDED that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Sections 12.02 and/or 12.03 (and the respective such payments) shall otherwise be subject to the provisions of the first sentence of Section 12.02(a) and
Section 12.03). Each Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor, although any delay or failure to give any such notice shall have not effect on the subordination provisions contained herein.

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          SECTION 12.05. SUBROGATION.

          Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of a Guarantor, the Holders of the Notes shall be subrogated to the rights of the holders of Guarantor Senior Debt to receive payments or distributions of cash, property or securities of such Guarantor applicable to such Guarantor Senior Debt until the Guaranteed Obligations shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Guarantor Senior Debt by or on behalf of such Guarantor or by or on behalf of the Holders by virtue of this Article Twelve which otherwise would have been made to the Holders shall, as between the Guarantor and the Holders of the Notes, be deemed to be a payment by the Guarantor to or on account of the Guarantor Senior Debt, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Guarantees, on the one hand, and the holders of the Guarantor Senior Debt, on the other hand.

          SECTION 12.06. OBLIGATIONS OF EACH GUARANTOR UNCONDITIONAL.

          Nothing contained in this Article Twelve or elsewhere in this Indenture, the Guarantees or in the Notes is intended to or shall impair, as among each Guarantor, its creditors other than the holders of Guarantor Senior Debt, and the Holders, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders the Guaranteed Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of each Guarantor other than the holders of the Guarantor Senior Debt, nor shall anything herein or therein prevent the Holder of any Guarantee or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Guarantor received upon the exercise of any such remedy.

          SECTION 12.07. NOTICE TO TRUSTEE.

          Each Guarantor shall give prompt written notice to the Trustee of any fact known to each such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of each such Guarantee pursuant to the provisions of this Article Twelve, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article Twelve or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from such Guarantor, or from a holder of Guarantor Senior Debt or a Representative therefore, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist (PROVIDED that, notwithstanding the foregoing, the Holders of the Notes receiving any payments made in contravention of Section 12.02 and/or 12.03 (and the respective such payments shall otherwise be subject to the provisions of the first sentence of
Section 12.02(a) and Section 12.03). The Trustee shall be entitled to rely on the delivery to it of any notice

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pursuant to this Section 12.07 to establish that such notice has been given by a holder of Guarantor Senior Debt (or a Representative therefore).

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 12.08. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

          Upon any payment or distribution of assets of a Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceedings is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Guarantees, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt and other Indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

          SECTION 12.09. TRUSTEE'S RELATION TO SENIOR DEBT.

          The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

          With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt.

          Whenever a distribution is to be made or a notice given to holders or owners of Guarantor Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

          SECTION 12.10. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY, THE GUARANTORS OR HOLDERS OF SENIOR DEBT.

          No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Guarantor with the terms of this Indenture or the Guarantee regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or Holders of the Notes, without incurring responsibility to the Trustee or the Holders of the Guarantees and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Guarantors to the holders of the Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Guarantor and any other Person.

          SECTION 12.11. HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF THE GUARANTEES.

          Each Holder authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt and the Holders of the Guarantees, the subordination provided in this Article Twelve, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of a Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its Guaranteed Obligations and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 12.12. THIS ARTICLE TWELVE NOT TO PREVENT EVENTS OF DEFAULT.

          The failure of a Guarantor to make payment on any of its obligations by reason of any provision of this Article Twelve will not be construed as preventing the occurrence of a default by such Guarantor under such obligations. Nothing in this Article Twelve shall have any effect on the right of the Holders or the Trustee to make a demand for payment on a Guarantor pursuant to Article Eleven.

          SECTION 12.13. TRUSTEE'S COMPENSATION NOT PREJUDICED.

          Nothing in this Article Twelve will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

          SECTION 13.01. TIA CONTROLS.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 13.02. NOTICES.

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company and the Guarantors:

          Dade Behring Inc.
          1717 Deerfield Road
          Deerfield, IL 60015-0778
          Facsimile No.: (847) 267-5396
          Attn: Chief Financial Officer

          if to the Trustee:

          BNY Midwest Trust Company
          2 North LaSalle Street
          Suite 1020
          Chicago, Illinois  60602
          Facsimile No.: (312) 827-8542
          Attn: Corporate Trust Department

          Each of the Company and the Trustee by written notice to each other such Person (and to each Representative of Designated Senior Debt known to it to be then outstanding) may designate additional or different addresses for notices to such Person or persons. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 13.03. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

          Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

          SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

          SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

          SECTION 13.06. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 13.07. LEGAL HOLIDAYS.

          A "LEGAL HOLIDAY" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 13.08. GOVERNING LAW.

          This indenture and the notes shall be governed by and Construed in accordance with the laws of the state of New York, As applied to contracts made and performed within the state of New York, without regard to principles of conflict of laws Each of the parties hereto agrees to submit to the jurisdiction of the courts of the state of New York in any action or proceeding arising out of or relating to this indenture.

          SECTION 13.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 13.10. NO RECOURSE AGAINST OTHERS.

          A director, officer, employee, stockholder or incorporator, as such, of the Company or of the Trustee shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

          SECTION 13.11. SUCCESSORS.

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 13.12. DUPLICATE ORIGINALS.

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

          SECTION 13.13. SEVERABILITY.

          In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                          DADE BEHRING INC.,


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          DADE BEHRING HOLDINGS, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          DADE MICROSCAN INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          DADE FINANCE, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          SYVA DIAGNOSTICS HOLDING CO.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                            SYVA CHILDCARE INC.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          SYVA COMPANY


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          CHIMERA RESEARCH & CHEMICAL


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          BNY MIDWEST TRUST COMPANY, as Trustee,


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT A

                              [FORM OF GLOBAL NOTE]

                                                                CUSIP No.:

                                DADE BEHRING INC.

                      *% SENIOR SUBORDINATED NOTE DUE 2010

No.                                                                   $

          DADE BEHRING INC., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to
or registered assigns, the principal sum of             Dollars, on *, 2010.

          Interest Payment Dates: * and *.

          Record Dates: * and *.

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                          DADE BEHRING INC.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title

Certificate of Authentication

          This is one of the *% Senior Subordinated Notes due 2010 referred to in the within-mentioned Indenture.

                                          BNY MIDWEST TRUST COMPANY, as Trustee

Dated:                                    By:
                                             -----------------------------------
                                                    Authorized Signatory

                              (REVERSE OF SECURITY)

                      *% SENIOR SUBORDINATED NOTE DUE 2010

          1. INTEREST. DADE BEHRING INC., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at the rate per annum shown above (the "COUPON"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from *, 2002. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing *, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

          2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest at the corporate offices of the Paying Agent in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER"). However, the Company may pay interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3. PAYING AGENT AND REGISTRAR. Initially, BNY Midwest Trust Company, an Illinois trust company (the "TRUSTEE"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4. INDENTURE. The Company issued the Notes under an Indenture, dated as of *, 2002 (the "INDENTURE"), between the Company and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its *% Senior Subordinated Notes due 2010. The Notes are limited in aggregate principal amount to $*. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

          5. SUBORDINATION. All Obligations on, or relating to, the Notes and the Guarantees are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Obligations under all Senior Debt or Guarantor Senior Debt of the Company and each Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

          6.   REDEMPTION.

          (a) OPTIONAL REDEMPTION. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' notice, as set forth below:

Redemption after ____________, 2005.

     On or after __________, 2005 the Notes will be subject to redemption at the redemption prices (expressed as percentages of the principal amount thereof) set forth below plus accrued and unpaid interest thereon to but not including the applicable Redemption Date, if redeemed during the twelve-month period beginning on [DATE] of the years indicated below:

                       Year                              %                       Percentage
                       ----                             ---                      ----------
2005......................................          __________%          [100% plus 1/2 of the Note
                                                                         Interest Rate]
2006......................................          __________%          [100% plus 3/8 of the Note
                                                                         Interest Rate]
2007......................................          __________%          [100% plus 1/4 of the Note
                                                                         Interest Rate]
2008......................................          __________%          [100% plus 1/8 of the Note
                                                                         Interest Rate]
2009 and thereafter.......................             100.000%

PROVIDED, HOWEVER, that if the notice of redemption is mailed prior to an Interest Payment Date but the Redemption Date falls after such Interest Payment Date, then the applicable interest shall be paid on such Interest Payment Date and the accrued and unpaid interest to the Redemption Date shall be that interest accruing from such Interest Payment Date to the Redemption Date.

          (b) OPTIONAL REDEMPTION UPON EQUITY OFFERINGS. At any time and from time to time, prior to __________, 2005, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the net cash proceeds of one or more Equity Offerings, at a Redemption Price equal to 100% of the principal amount thereof, plus the Coupon, plus accrued and unpaid interest thereon, if any, to the Redemption Date; PROVIDED, HOWEVER, that immediately after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes remains outstanding. Any such redemption shall be made within 75 days of such Equity Offering upon not less than 30 nor more than 60 days' prior notice; PROVIDED, HOWEVER, that if the notice of redemption is mailed prior to an Interest Payment Date but the Redemption Date falls after the same Interest Payment Date, then the applicable interest shall be paid on the Interest Payment Date and the accrued and unpaid interest to the Redemption Date shall be that interest accruing from the Interest Payment Date to the Redemption Date.

          (c) MAKEWHOLE REDEMPTION. The Company may choose to redeem the Notes at any time prior to _________, 2005 upon the terms and subject to the conditions set forth in this paragraph. The Company may redeem all or any portion of the Notes, at once or from time to time, after giving the required notice under the Indenture. To redeem the Notes prior to ________, 2005, the Company must pay a Redemption Price equal to the greater of:

               (a) 100% of the principal amount of the Notes to be redeemed, and

               (b) the sum of the present values of (i) the Redemption Price of the Notes at _______, 2005 (such Redemption Price being ___%) and (ii) any interest due on the Notes through _______, 2005, in each case discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Makewhole Rate plus 0.50%, plus, in either case, accrued and unpaid interest, if any, to the Redemption Date; PROVIDED, HOWEVER, that if the notice of redemption is mailed prior to an Interest Payment Date but the Redemption Date falls after such Interest Payment Date, then the applicable interest shall be paid on such Interest Payment Date and the accrued and unpaid interest to the Redemption Date shall be that interest accruing from such Interest Payment Date to the Redemption Date.

          Any notice to Holders of Notes of such a redemption shall include the appropriate calculation of the Redemption Price, but is not required to include the Redemption Price itself. The actual Redemption Price, calculated as described above, shall be set forth in an Officers' Certificate delivered to the Trustee no later than two business days prior to the Redemption Date.

          7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

          8. OFFERS TO PURCHASE. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of whole dollar integrals. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

          11. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

          13. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          15. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          16. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

          17. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          19. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

          20. GOVERNING LAW. The Laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

          21. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN CON (= tenants in common), TEN ENT (= tenants by the entireties), .JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST
(= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          23. INDENTURE. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Dade Behring Inc., 1717 Deerfield Road, Deerfield, IL 60015-0778, Attn: Chief Financial Officer.

                                 ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
     (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ____________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                            Signed:
      ---------------------              ---------------------------------------
                                         (Sign exactly as name appears on the
                                         other side of this Note)

Signature Guarantee:
                     -----------------------------------------------------------

                      [OPTION OF HOLDER TO ELECT PURCHASE)

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

          Section 4.15 [            ]
          Section 4.16 [            ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$___________________________

Dated:
       ------------------------           --------------------------------------
                                          NOTICE: The signature on this
                                                  assignment must correspond
                                                  with the name as it appears
                                                  upon the face of the within
                                                  Note in every particular
                                                  without alteration or
                                                  enlargement or any change
                                                  whatsoever and be guaranteed
                                                  by the endorser's bank or
                                                  broker.

Signature Guarantee:
                    -------------------------------

                                                                       EXHIBIT B

                         FORM OF SUPPLEMENTAL INDENTURE

          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of ________________, among [GUARANTOR] (the "New Guarantor"), a subsidiary of DADE BEHRING INC. (or its successor), a Delaware corporation (the "Company"), [EXISTING GUARANTORS] and BNY MIDWEST TRUST COMPANY, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

          WHEREAS the Company and [EXISTING GUARANTORS] (the "Existing Guarantors") have heretofore executed and delivered to the Trustee and Indenture (the "Indenture") dated as of *, 2002, providing for the issuance of an aggregate principal amount of up to * of *% Senior Subordinated Notes due 2010 (the "Notes");

          WHEREAS Section 4.19 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

          WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

          1. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

          2. RATIFICATION OF INDENTURE; SUPPLEMENT INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE

STATE OF NEW YORK, WITHOUT CONFLICTS OF LAWS AND PRINCIPLES THEREOF.

          4. TRUSTEE MAKES NO REPRESENTATIONS. The Trustee makes no representation as to the validly or sufficiency of this Supplemental Indenture.

          5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                          [NEW GUARANTOR],


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          DADE BEHRING INC.,


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          DADE BEHRING HOLDINGS, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          DADE MICROSCAN INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          DADE FINANCE, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          SYVA DIAGNOSTICS HOLDING CO.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          SYVA CHILDCARE INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          SYVA COMPANY


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          CHIMERA RESEARCH & CHEMICAL


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          BNY MIDWEST TRUST COMPANY, as Trustee,

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title: